EXHIBIT 16.1

April 4, 2006

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:    Texhoma Energy, Inc. --- Commission file no: 000-31987

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated March 3, 2006, regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

/s/ Chisholm, Bierwolf & Nilson, LLC
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Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT

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